Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of the Transaction

On May 13, 2022, 22nd Century Group, Inc. (the “Company”) entered into a Reorganization and Acquisition Agreement (the “Reorganization Agreement”) with GVB Biopharma (“GVB”). Under the terms of the Reorganization Agreement, the Company acquired substantially all of the assets of GVB’s business dedicated to hemp-based cannabinoid extraction, refinement, contract manufacturing and product development (the “Transaction”).

The aggregate consideration for the Transaction consisted of (i) the assumption of approximately $4.6 million of debt, (ii) the direct payment of certain third party transaction costs incurred by GVB in connection with the Transaction totaling approximately $1.7 million and (iii) the issuance to GVB of approximately 32,900,000 unregistered shares of common stock of the Company (the “Shares”), for total consideration of $53.4 million. The Shares are subject to a lock-up and restrictions on transfer for at least six months following closing and thereafter, one-third of the Shares will be released from the lock-up after six months, one-third will be released from the lock-up after nine months and the remainder will be released after one year.

The Transaction will be accounted for by applying the guidance under Accounting Standards Codification 805, Business Combinations (ASC 805). In accordance with ASC 805, the acquired assets and liabilities will be recorded by the Company at estimated fair values as of May 13, 2022, the date the acquisition was completed. The following unaudited pro forma combined financial information and notes present the pro forma impact of the GVB acquisition on the Company’s historical financial position and results of operations as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021. The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are based on the best available information and certain estimates and assumptions. The acquisition method of accounting is dependent upon certain valuations and other procedures that have not been completed; therefore, there is not sufficient information to determine the final measurement.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the acquisition of GVB been consummated on the dates indicated, and do not purport to be indicative of the financial condition or results of operations as of any future date or for any future period. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction accounting adjustments, as contemplated, and the pro forma adjustments give appropriate effect to those assumptions. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial data. Differences between these preliminary estimates and the final purchase accounting will occur during 2022 and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined Company’s future results of operations and financial position.

22nd CENTURY GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2022
(currency and share amounts in thousands, except per share amounts)

	Historical
	22nd Century	GVB Biopharma	Pro forma adjustments		Pro forma combined
ASSETS
Cash and cash equivalents	$1,584	$535	$(1,699)	A	$420
Short-term investment securities	$37,036	$-	$-		$37,036
Accounts receivable, net	$1,220	$2,563	$-		$3,783
Inventory, net	$3,753	$4,289	$599	B	$8,641
Prepaid expenses and other assets	$1,389	$657	$(48)	C	$1,998
Property, plant and equipment, net	$5,949	$7,883	$(73)	D	$13,759
Operating leases right-of-use assets, net	$1,631	$914	$-		$2,545
Goodwill and other intangible assets, net	$7,934	$111	$42,968	E	$51,013
Investments	$2,211	$-	$-		$2,211
Long term note receivable	$3,770	$-	$-		$3,770
Deferred tax asset	$-	$635	$-	G	$635
Total assets	$66,477	$17,587	$41,747		$125,811

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$1,512	$1,292	$(21)	F	$2,783
Accrued expenses	$2,227	$1,495	$2,114	F, J	$5,836
Accrued payroll	$405	$-	$309	F	$714
Accrued excise taxes and fees	$2,009	$-	$-		$2,009
Accrued severance	$187	$-	$-		$187
Deferred income	$483	$-	$-		$483
Operating lease obligations	$1,685	$1,111	$-		$2,796
Dividend payable	$-	$731	$(731)	F	$-
Bridge Loan	$-	$3,250	$-		$3,250
Due to related parties	$-	$1,260	$(1,260)	F	$-
Vehicle loans	$-	$407	$-		$407
Total liabilities	$8,508	$9,546	$411		$18,465

Shareholders' equity
Common stock, par value	$2	$2	$(2)	H	$2
Series A preferred stock	$-	$1	$(1)	H	$-
Capital in excess of par value	$245,460	$15,379	$36,326	H	$297,165
Accumulated other comprehensive loss	$(562)	$-	$-		$(562)
Accumulated deficit	$(186,931)	$(7,341)	$5,013	H, J	$(189,259)
Total shareholders' equity	$57,969	$8,041	$41,336		$107,346

Total liabilities and shareholders’ equity	$66,477	$17,587	$41,747		$125,811

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

22nd CENTURY GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Quarter Ended March 31, 2022
(currency and share amounts in thousands, except per share amounts)

	Historical
	Quarter ended
	22nd Century	GVB Biopharma	Pro forma adjustments		Pro forma combined

Revenue	$9,045	$7,014	$-		$16,059
Cost of goods sold	$(8,585)	$(5,973)	$(149)	I, K	$(14,707)
Gross profit	$460	$1,041	$(149)		$1,352

Research and development	$(972)	$(52)	$(168)	K	$(1,192)
Sales, general and administrative	$(7,305)	$(2,395)	$(8)	I, K	$(9,708)
Depreciation	$(168)	$-	$168	K	$-
Amortization	$(161)	$-	$161	K	$-
Other income (expense):
Unrealized loss on investments	$(817)	$-	$-		$(817)
Interest income, net	$50	$-	$-		$50
Interest expense	$(5)	$(111)	$-		$(116)
Loss before income taxes	$(8,918)	$(1,517)	$4		$(10,431)
Income taxes	$-	$429	$-		$429
Net loss	$(8,918)	$(1,088)	$4		$(10,002)
Other comprehensive loss:
Unrealized loss on short-term investment securities	$(400)	$-	$-		$(400)
Comprehensive loss	$(9,318)	$(1,088)	$4		$(10,402)

Net loss per common share - basic and diluted	$(0.05)				$(0.05)
Weighted average common shares outstanding - basic and diluted (in thousands)	163,157		32,900		196,057

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

22nd CENTURY GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2021
(currency and share amounts in thousands, except per share amounts)

	Historical
	22nd Century	GVB Biopharma	Pro forma adjustments		Pro forma combined

Revenue	$30,948	$27,439	$(21)	I	$58,366
Cost of goods sold	$(28,879)	$(22,846)	$(1,514)	B, I, K	$(53,239)
Gross profit	$2,069	$4,593	$(1,535)		$5,127

Research and development	$(3,256)	$(173)	$(638)	K	$(4,067)
Research and development - MRTP	$(18)	$-	$-		$(18)
Sales, general and administrative	$(25,881)	$(11,350)	$56	I, K	$(37,175)
Impairment of intangible assets	$(78)	$-	$-		$(78)
Depreciation	$(633)	$-	$633	K	$-
Amortization	$(615)	$-	$615	K	$-
Other income (expense):
Unrealized loss on investments	$(6,994)	$-	$-		$(6,994)
Gain on Panacea investment conversion	$2,548	$-	$-		$2,548
Government grant income	$-	$2,652	$-		$2,652
Other income	$-	$173	$-		$173
Interest income, net	$321	$-	$-		$321
Interest expense	$(58)	$(278)	$22	I	$(314)
Loss before income taxes	$(32,595)	$(4,383)	$(847)		$(37,825)
Income taxes	$(14)	$1,497	$-		$1,483
Net loss	$(32,609)	$(2,886)	$(847)		$(36,342)
Other comprehensive income (loss):
Unrealized gain (loss) on short-term investment securities	$(236)	$-	$-		$(236)
Reclassification of (gain) loss to net loss	$-	$-	$-		$-
Comprehensive loss	$(32,845)	$(2,886)	$(847)		$(36,578)

Net loss per common share - basic and diluted	$(0.21)				$(0.19)
Weighted average common shares outstanding - basic and diluted (in thousands)	156,208		32,900	H	$189,108

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

22nd Century Group, Inc. and Subsidiaries

Notes to Pro Forma Condensed Combined Financial Statements

(in thousands, except price per share amounts)

Basis of Pro Forma Presentation

We derived the unaudited pro forma condensed combined financial information by applying pro forma adjustments to the consolidated financial statements for the Company and GVB as of March 31, 2022 and for the three month period ended March 31, 2022 and for the year ended December 31, 2021. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented to reflect the acquisition as if it had occurred on March 31, 2022. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the three months ended March 31, 2022 and the year ended December 31, 2021 gives pro forma effect to the GVB acquisition, as if the acquisition had been completed on January 1, 2021.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the acquisition of GVB been consummated on the dates indicated, and do not purport to be indicative of the financial condition or results of operations as of any future date or for any future period. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There were no material transactions between the Company and GVB during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying footnotes. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes to the consolidated financial statements of the Company and GVB for the applicable periods:

- historical audited consolidated financial statements of the Company for the year ended December 31, 2021 and the related notes to the consolidated financial statements included in the Company’s Form 10-K that was filed with the SEC on March 1, 2022;

- historical unaudited consolidated financial statements of the Company as of March 31, 2022 and for the three months ended March 31, 2022 and the related notes to the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on May 5, 2022;

- historical audited combined consolidated financial statements of GVB as of and for the years ended December 31, 2020 and 2021 and the related notes to the combined consolidated financial statements, included as Exhibit 99.1 to this Form 8-K/A; and

- historical unaudited condensed combined consolidated financial statements of GVB as of and for the three months ended March 31, 2022 and the related notes to the combined consolidated financial statements, included in GVB’s condensed combined consolidated financial statements included as Exhibit 99.2 to this Form 8-K/A.

Conforming Accounting Policies

The Company has not completed its analysis of GVB’s accounting policies. Any conforming changes in accounting policies could have a material impact on the condensed combined financial statements. The Company is not aware of any differences in accounting policies and no conforming adjustment has been made to the unaudited pro forma condensed combined financial statements. The Company has revised presentation of certain financial information in the pro forma condensed combined financial statements to conform the Company and acquiree. Refer to Note K.

Purchase Price Allocation

The purchase price for the Transaction consisted of 32,900 shares of common stock of the Company and cash consideration of $1,741. Total consideration was determined as follows:

22nd Century common stock issued	32,900
22nd Century opening price per share on May 13, 2022	$1.57
Fair value of 22nd Century common stock issued	$51,653
Cash consideration	$1,741
Total consideration	$53,394

The Company has provisionally estimated fair values for the assets purchased, liabilities assumed and purchase consideration as of the date of the acquisition. The determination of estimated fair value required management to make significant estimates and assumptions based on information that was available at the time the pro forma condensed combined financial statements were prepared. The amounts reported are considered provisional as the Company is completing the valuations that are required to allocate the purchase price in areas such as property and equipment, intangible assets, lease-related assets and liabilities, deferred taxes and goodwill. As a result, the allocation of the provisional purchase price may change in the future, which could be material.

The preliminary purchase price allocation as of the Transaction’s closing date, May 13, 2022 was as follows:

Cash	$500
Accounts Receivable	$2,736
Inventory	$5,038
Other Assets	$873
Property, Plant & Equipment	$7,935
Operating leases right-of-use assets, net	$865
Deferred Income Taxes	$635
Goodwill and intangibles	$44,010
Accounts Payable & Accrued Expenses	$(3,501)
Lease Liabilities	$(1,060)
Auto Loans	$(387)
Bridge Loan	$(4,250)
$53,394

22nd Century Group, Inc. and Subsidiaries

Notes to Pro Forma Condensed Combined Financial Statements

(in thousands, except price per share amounts)

Pro Forma Adjustments

A.	Represents cash consideration paid by the Company for the Transaction, net of cash retained of $500.

B.	Represents a provisional adjustment to record inventory acquired at fair value of $978 less an adjustment of $379 for inventory that was excluded from the Transaction or which was determined to have no value. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The estimated step-up in inventory is preliminary and is subject to change based upon final determination of the fair values of finished goods and work-in-process inventories. For purposes of the unaudited pro forma condensed combined statement of operations and comprehensive loss, the inventory is assumed to have been sold within the first month after closing.

C.	Represents certain prepaid assets that were excluded from the Transaction.

D.	Represents an adjustment for certain fixed assets that were excluded from the Transaction or determined to have no value. The Company has not completed its valuation of property, plant and equipment purchased. As a result, no adjustment was made to adjust property plant and equipment to their fair value nor has any amortization of any fair value adjustment have been made to these pro forma condensed combined financial statements.

E.	Represents the goodwill and other intangible assets acquired. Goodwill represents the excess of the purchase price over the fair value of net tangible and intangible assets acquired and liabilities assumed. The Company has not completed it valuation of intangible assets, including customer lists and tradenames. As a result, no amortization expense adjustment from amortizable intangible assets has been made to these pro forma financial statements.

F.	Represents certain liabilities, including accounts payable of $21, accrued expenses of $82, dividends payable of $731 and amounts due to stockholders of GVB of $1,260 that were not assumed by the Company. Accrued expenses of $309, as presented in the March 31, 2022 financial statements of the GVB, was reclassified to accrued payroll to confirm to the Company’s presentation.

G.	The Transaction was structured as a tax-free re-organization pursuant to Internal Revenue Code Section 368(a)(1)(c). Accordingly, the tax basis of net assets acquired will retain their carry over tax basis and holding period in purchase accounting. The deferred taxes represent the historical balances from GVB. The Company has not completed its calculation of the income tax basis of the assets acquired and liabilities assumed as of the Transaction date. The Company has also not completed its calculation of limitations on net operating loss carryforwards acquired, if any. At March 31, 2022, GVB had net operating loss carryforwards of approximately $4,300.

H.	Represents the elimination of GVB shareholders’ equity of $7,812 and the issuance of 32,900 shares of common stock of the Company at a share price of $1.57 for a total amount of $51,653 as part of the consideration for the Transaction. In addition, accumulated deficit decreased by transaction costs of $2,505 that were reflected as a pro forma adjustment as described in Note J.

I.	Represents certain operations which were excluded from the Transaction. Sales of $21, cost of goods sold of $47, sales, general and administrative of $83 and interest expense of $22 were excluded from the condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021. Cost of goods sold of $3 and Sales, general and administrative of $1 were excluded from the condensed combined statement of operations and comprehensive loss for the year ended March 31, 2022.

22nd Century Group, Inc. and Subsidiaries

Notes to Pro Forma Condensed Combined Financial Statements

(in thousands, except price per share amounts)

J.	Reflects the recognition of $2,505 of transaction costs incurred by the Company and GVB through May 13, 2022, the date of acquisition. These transaction costs are recorded against retained earnings solely for purposes of this presentation. There is no continuing impact of these transaction costs on the combined results of operations and, as such, these transaction costs are not included in the pro forma condensed combined statement of operations and comprehensive loss.

K.	Certain reclassifications have been made to the historical consolidated financial statements of the Company to confirm to GVB’s presentation, as follows:

Adjustments made to the Company’s historical consolidated financial statements for the three months period-ended March 31, 2022

•	A reclassification of $168 from depreciation to cost of goods sold, research and development and sales, general and administrative of $149, $10, and $9 respectively.

•	A reclassification of $161 from amortization to cost of goods sold and research and development of $3 and $158, respectively.

Adjustments made to the Company’s historical consolidated financial statements for the year-ended December 31, 2021

•	A reclassification of $633 from depreciation to cost of goods sold, research and development and sales, general and administrative of $573, $33, and $27, respectively.

•	A reclassification of $615 from amortization to cost of goods sold and research and development of $10 and $605, respectively.